As submitted to the Securities and Exchange Commission on September 29th, 2016
TAHAWI Aerospace Corp
Up to 10,000,000 Common Shares of Common Stock
Minimum purchase: 500 Shares ($1000)
We are offering up to 10,000,000 shares of class A common stock on a "best efforts" basis, with a minimum amount of 2,500,000 securities that must be purchased, all investor funds will be available to the company upon commencement of this Offering if the minimum has been reached, the investor funds will be returned if an insufficient amount of shares are not sold to cover the minimum of this Offering. The shares will be issued in the minimum amount of 500 common shares ($1000) and in multiples of 500 shares.
The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each share will be offered at its principal amount, two dollars ($2.00). There is a minimum purchase amount of 500 shares, for an aggregate purchase price of One Thousand ($1000.00) dollars.
Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 5. This offering circular relates to the offer and sale or other disposition of up to ten million shares (10,000,000) class A Common Shares, at a fixed price of $2 per share. See "Securities Being Offered" beginning on page 34.

This is our offering, and no public market currently exists for our common shares. The Offering price may not reflect the market price of our notes after the Offering. The Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the "SEC") and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the notes offered hereby or on such earlier date as the Company may terminate the Offering. The notes offered hereby are offered on a "best efforts" basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of shares will be immediately available to us for use in our operations and once received and accepted are irrevocable. See "Plan of Distribution" and "Securities Being Offered" for a description of our capital stock.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Please note that the Company is a "shell" company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Underwriting

Number of

Price to

discount and

Proceeds to

Proceeds to

Shares

Public (3)

commissions (1)

issuer (2)

other persons

Per share

1

$
2

$
0.00

$
2

$
0.00

Total Minimum

2,500,000

$
5,000,000

$
0.00

$
5,000,000

$
0.00

Total Maximum

10,000,000

$
20,000,000

$
0.00

$
20,000,000

$
0.00

(1)
We do not intend to use commissioned sales agents or underwriters.

(2)
The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finder's fees, selling and other costs incurred in the offering of the notes.

(3)
The shares are offered in denominations of $2 and any even multiple thereof. The minimum subscription amount is $1000.

We are following the "Offering Circular" format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is September 30, 2016

TABLE OF CONTENTS
1.
SUMMARY OF INFORMATION IN OFFERING CIRCULAR
4

2.
RISK FACTORS
5

3.
DILUTION
8

4.
PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS
9

5.
USE OF PROCEEDS TO ISSUER
10

6.
DESCRIPTION OF BUSINESS
11

7.
DESCRIPTION OF PROPERTY
25

8.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
26

9.
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
29

10.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
31

11.
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
32

12.
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
33

13.
SECURITIES BEING OFFERED
34

14.
FINANCIAL STATEMENTS
35

15.
INDEX TO EXHIBITS
46

16.
SIGNATURES
47
THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.
       1.      SUMMARY OF INFORMATION IN OFFERING CIRCULAR
The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this Offering Circular., including, but not limited to, the risk factors beginning on page. References to "TAHAWI," "we," "us," "our," or the "company" mean TAHAWI Aerospace company.
Our Company
TAHAWI Aerospace Corp began operations in 2016. TAHAWI Aerospace has acquired the assets of Mael Aircraft:  MAEL AIRCRAFT MANUFACTURING COMPANY has one FAA Type A (A Type Certificate number A6S0 -  BA-42) with modifications for two variations of prototype airplanes, one for four passenger, twin-engine aircraft and the other for- six passenger, twin-engine aircraft. Both certificate and prototype aircrafts are included in our IP along with a partially assembled plane in the construction jig, a static plane model used to superimpose load factors for stress and structure, all dies, jigs and molds utilized to fabricate the airplane parts, enough formed parts for 1-3 aircraft frames and all available raw materials. In addition, all intellectual property rights and patents associated with the aircraft as well as all available blueprints, designs, catalog and card files and books used to construct the aircraft are also included in the sale. Originally these aircraft were part of a Sam Burns/Mississippi State University study to develop lightweight fuel-efficient passenger planes that could be converted to jets in the 1970s. Both aircraft feature twin reciprocating engines utilizing semi-monologue, an all-aluminum basic frame structure with fiberglass nose, tail, wing tips, fairings and cowls, a circular fuselage at mid-wing and a tail in a low drag design that is aerodynamically smooth construction. Also, a cabin air-operated stairway entrance opens into a depressed center walkway. The tricycle landing gear is hydraulically operated as well as fully retractable. Electrically operated flaps are slotted with a long lip and large radius. This FAA Type Certificate is "immediate production" ready and reflects several years' worth of extensive engineering and investment by NASA. TAHAWI analyzed the market for the four and six passages and limited cargo aircrafts and determined that existing aircraft are highly priced and not fuel efficient. TAHAWI believes that offering a product that 30% cheaper and cost effective in this niche markets is highly needed.
This Offering
Securities offered
Maximum of 10,000,000 shares of class A common stock at $2 per share ($20,000,000)

Common stock
40,000,000 Shares
outstanding before the

Offering

Common stock
50,000,000 Common, consisting of 14,750,000 Class A shares and 35,250,000 Class B shares outstanding after the

Offering (1)

Use of proceeds

The use of proceeds from Offering will be used to fund four key areas: (i) cash payment on Mael assets (ii) equipping the manufacturing operation (the assembly line); (iii) hiring key members of the management team; (iv) continuing development of the 6 and 10 passenger's turboprop aircrafts; and (v) development of the manufacturing facility and to initiate production.

Investing in our shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the "Risk Factors" section of this Offering Circular.

2.      RISK FACTORS
Investing in our shares involves risk. In evaluating TAHAWI Aerospace Corp and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering Circular. Each of these risk factors could materially adversely affect TAHAWI's business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments. Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.
We are an early stage company and have not yet generated any revenues
TAHAWI has had no net income, and no revenues generated since its inception. There is no assurance that TAHAWI will ever be profitable or generate sufficient revenue to pay dividends to the holders of the shares. TAHAWI does not believe it will be able to generate revenues without successfully fund raising, which involves substantial risk. As a result, TAHAWI is dependent upon the proceeds of this Offering and additional fund raises to start manufacturing its conventional propeller 4 and 6 seats aircrafts. If planned operating levels are changed, higher operating costs encountered, lower sales revenue received, more time is needed to implement the plan, or less funding received from customer deposits or sales, more funds than currently anticipated may be required. Additional difficulties may be encountered during this stage of development, such as unanticipated problems relating to development, testing, and initial and continuing regulatory compliance, vendor manufacturing costs, production and assembly, and the competitive and regulatory environments in which TAHAWI intends to operate. If additional capital is not available when required, if at all, or is not available on acceptable terms, TAHAWI may be forced to modify or abandon its business plan.
The company has realized operating losses to date and expects to incur losses in the future
The company has operated at a loss since inception, and these losses are likely to continue. TAHAWI's net losses for 2016 were $10,000 respectively. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.
The company's management has issued a going concern opinion
TAHAWI's management has issued a "going concern" opinion on the company's financial statements. The company has negative working capital, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt, in the opinion of the board, about its ability to continue as a going concern.
We are controlled by our Chairman, whose interests may differ from those of the other shareholders.
As of the date of this Offering Circular, Adam Altahawi owns the majority of shares of the company's common stock, and his majority ownership might continue even after the issuance of the shares. Therefore, Mr. Altahawi is now and could be in the future in a position to elect or change the members of the board of directors and to control TAHAWI's business and affairs including certain significant corporate actions, including but not limited to acquisitions, the sale or purchase of assets and the issuance and sale of TAHAWI' shares. TAHAWI also may be prevented from entering into transactions that could be beneficial to the other holders of the shares without Mr. TAHAWI's consent. Mr. TAHAWI's interests might differ from the interests of other shareholders.

The development period for the manufacturing facility
Even if it meets the development schedule, TAHAWI does not expect to deliver aircraft until the second quarter of 2017 at the earliest. As a result, the receipt of significant revenues is not anticipated until that time and may occur later than projected. TAHAWI depends on receiving large amounts of capital and other financing to complete its manufacturing facility, with no assurance that TAHAWI will be successful in completing its development work or becoming profitable.
The company will face significant market competition
The 4 and 6 seats twin engine prop and turboprop aircrafts competes with a variety of aircraft manufactured in the United States and abroad. Further, TAHAWI could face competition from competitors of whom TAHAWI is not aware that have developed or are developing technologies that will offer alternatives to the TAHAWI's aircrafts. Competitors could develop an aircraft that renders the TAHAWI's aircrafts less competitive than TAHAWI believes it will become. Many existing potential competitors are well-established, have or may have longer-standing relationships with customers and potential business partners, have or may have greater name recognition, and have or may have access to significantly greater financial, technical and marketing resources.
Delays in aircraft delivery schedules or cancellation of orders may adversely affect the company's financial results
Once TAHAWI begins its pre-sales program and begins receiving refundable deposits for its aircrafts pursuant to its agreements, some or all deposit holders might not transition to non-refundable purchase contracts until prior to aircraft delivery, if at all. Aircraft customers might respond to weak economic conditions by canceling orders, resulting in lower demand for our aircraft and other materials, such as parts, or services, such as training, which the company expects to generate revenue. Such events would have a material adverse effect on TAHAWI's financial results.
Developing new products and technologies entails significant risks and uncertainties
TAHAWI is currently has one FAA Type Certificate with modifications for 2 variations of prototype airplanes, one for four passenger, twin-engine aircraft and the other for six passenger, twin-engine aircraft. TAHAWI shall engineer and design phase of the turboprop 6 and 10 seats aircrafts. Delays or cost overruns in the development or certification of the turboprop and failure of the product to meet its performance estimates could affect the company's financial performance. Delays and increased costs may be caused by unanticipated technological hurdles, changes to design or failure on the part of TAHAWI's suppliers to deliver components as agreed.
Operations could be adversely affected by interruptions of production that are beyond the company's control
TAHAWI intends to produce the Turboprop 6 and 10 seats, engines and components and parts developed and manufactured by third-party suppliers. TAHAWI's aircraft development and production could be affected by interruptions of production at such suppliers. Such suppliers may be subject to additional risks such as financial problems that limit their ability to conduct their operations. If any of these third parties experience difficulties, it may have a direct negative impact on TAHAWI.
The company has one FAA Type Certificate with modifications for 2 variations of prototype airplanes and will require additional FAA certifications for its proposed 6 and 10 seats turboprop.
The company has one FAA Type Certificate (A Type Certificate number A6SO BA-42) with modifications for 2 variations of prototype airplanes Certification which shall go into production immediately under the attained FAA certificate, and will need additional Federal Aviation Administration certification for the two turboprop type aircrafts and the FAA certification required for the sale of the TAHAWI's turboprop aircrafts in the civil or commercial market in the United States. The process to obtain such certification is expensive and time consuming and has inherent engineering risks. These include (but are not limited to) ground test risks such as structural strength and fatigue resistance, and structural flutter modes. Flight test risks include (but are not limited to) stability and handling over the desired center-of-gravity range, performance extremes (stalls, balked-landing climb, single-engine climb), and flutter control effectiveness (aircraft roll effectiveness, controllability, various control failure safety). Delays in FAA certification might result in TAHAWI incurring increased costs in attempting to correct any issues causing such delays. Also, the impact of new or changed laws or regulations on the turboprop certification or the costs of complying with such laws and regulations cannot be predicted. Since TAHAWI will not be permitted to deliver commercially produced turboprop aircraft to civilian customers until obtaining certification, the only revenues will be generated from the existing certificate to fund the operations.
We depend on key personnel
TAHAWI's future success depends on the efforts of key personnel, including its senior executive team. TAHAWI does not currently carry any key man life insurance on its key personnel or its senior executive team. However, TAHAWI intends to obtain such insurance upon closing this Offering. Regardless of such insurance, the loss of services of any of these or other key personnel may have an adverse effect on TAHAWI. There can be no assurance that TAHAWI will be successful in attracting and retaining the personnel TAHAWI requires to develop and market the existing aircrafts and the proposed turboprop aircraft and conduct TAHAWI's proposed operations.
The company's estimates of market demand may be inaccurate
TAHAWI has projected the market for its aircrafts upon a variety of internal and external market data. The estimates involve significant assumptions, which may not be realized in fact. There can be no assurance that TAHAWI's estimates for the number of aircraft that may be sold in the market will be as anticipated. In the event that TAHAWI has not accurately estimated the market size for and the number of the aircrafts that may be sold, it could have a material adverse effect upon TAHAWI, its results from operations, and an investment in the shares.
There is no current market for the company's shares
There is no formal marketplace for the resale of TAHAWI's common stock. The shares may be traded on the over-the-counter market to the extent any demand exists. However, we do not have plans to apply for or otherwise seek trading or quotation of the company's shares on an over-the-counter market. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral.

3.      DILUTION
If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this Offering. The following table demonstrates the dilution that new investors will experience relative to the company's net tangible book value as of September 30, 2016 of ($100,000,000). Net tangible book value is the aggregate amount of the company's tangible assets, less its total liabilities. The table presents three scenarios: a $5 million raise from this Offering, a $10 million raise from this Offering and a fully subscribed $20 million raise from this Offering.

$5MM Raise

$10MM Raise

$20MM Raise

Price per Share
$
2.00

$
2.00

$
2.00

Shares Issued

2,500,000

5,000,000

10,000,000

Capital Raised
$
5,000,000

$
10,000,000

$
  20,000,000

Less: Offering Costs
$
(30,000
)
$
(30,000
)
$
(30,000
)
Net Offering Proceeds
$
4,970,000

$
9,970,000

$
19,970,000

Net Tangible Book Value Pre-Financing
$
100,000,00

$
100,000,000

100,000,000

Net Tangible Book Value Post-Financing
$
104.970,000

$
109,970,000

$
119,970,000

Shares Issued and Outstanding Pre-Financing

40,000,000.00

40,000,000.00

40,000,000.00

Post-Financing Shares Issued and Outstanding

50,000,000.00

50,000,000.00

50,000,000.00

Net Tangible Book Value per Share Prior to Offering
$
2.25

$
2.25

$
2.25

Increase/(Decrease) per Share Attributable to New Investors

..0208

..1937

..1494

Net Tangible Book Value per Share After Offering
$
2.4581

$
2.4437

$
2.3994

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, if the maximum offering price is reached:
Maximum Offering:

Shares Purchased

Total Consideration

Average Price

Number

Percent

Amount

Percent

Per Share

Founders

40,000,000.00

80%

80,000,000

80%

$
 2.00

New Investors

10,000,000.00

20%

20,000,000

20%

$
 2.00

Total

50,000,000.00

100.0%

100,000,000

100.0%

$
 2.00

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor's stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.
If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one class or type of shares, common stock. Therefore, all of the company's current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.
4.      PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS
No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company. We are offering a maximum of 10,000,000 shares of class A common stock on a "best efforts" basis. All subscribers will be instructed by the company or its agents to transfer funds by wire or ACH transfer directly to the transfer agent escrow account the escrow account established for this Offering or deliver checks made payable to TAHAWI aerospace Corp escrow account, the transfer agent shall deposit into such account no later than noon the next business day after receipt. The company may terminate the Offering at any time for any reason at its sole discretion. The company has an arrangement with the escrow agent to promptly return the funds to subscribers if we do not sell 2,500,000 the minimum securities.
This prospectus permits our officers and directors to sell the notes directly to the public, with no commission or other remuneration payable to them for any notes they may sell.  There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances.  There is a minimum amount of shares we must sell so the money raised from the sale of our shares will go into the transfer agent escrow, trust or another similar arrangement.
The shares are being offered directly by the Company and will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares.  No sales commission will be paid for notes sold by the company.
After the Offering Statement has been qualified by the Securities and Exchange Commission, the company will accept tenders of funds to purchase the shares. The company may close on investments on a "rolling" basis (so not all investors will receive their shares on the same date. The funds tendered by potential investors will be held by a special propos escrow account, and will be transferred to the company operating account upon Closing.
We are not selling the shares through commissioned sales agents or underwriters. We will use our existing website, www.tahawiaerospace.com, to provide notification of the Offering.
This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on our webpage.
You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an "accredited investor" as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).
The offering will terminate upon the earlier to occur of: (i) the sale of all 10,000,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

5.      USE OF PROCEEDS TO ISSUER
We estimate that, at a per share price of $2 the net proceeds from the sale of the 10,000,000 shares in this Offering will be approximately $19,970,000 after deducting the estimated offering expenses of approximately $30,000.
The net proceeds of this Offering will be used in four key areas: (i) Cash payment for Mael assets (ii) equipping the manufacturing operation (the assembly line); (iii) hiring key members of the management team; (iv) continuing development of the 6 and 10 seats turboprop aircrafts; and (v) development of the manufacturing facility.
Accordingly, we expect to use the net proceeds, estimated as discussed above, as follows, if we raise the maximum offering amount:

Maximum Offering

Amount

Percentage

Assets acquisition
$
 5,000,000

25%

Manufacturing facility
$
 3,000,000

15%

Sales & Marketing
$
2,000,000

10%

Working Capital (1)
$
9,970,000

50%

Total
$
 19,970,000

100.0%

_________________
(1) A portion of working capital will be used for officers' salaries.
Because the Offering is being made on a "best-efforts" basis, without a minimum offering amount, we may close the Offering without sufficient funds for all the intended proceeds set out above.
If only the Minimum Offering of 2,500,000.00 shares is sold, the net proceeds will be approximately $4,970,000 after deducting estimated offering expenses of $30,000. In the event of an Offering of that size, we expect to use the net proceeds as follows: Approximately $3,000,000 to pay for the assets, approximately $1,000,000 for the manufacturing facility and approximately $1,000,000 for working capital.
We estimate the total project will cost approximately $20 million. We require minimum of $5 million to fund the operation. We require $5 million cash payment to Mael aircraft shareholders; we need working capital to fund the assembly line/manufacturing facility, and capital to be able to commence operation.
This is a preliminary estimate based primarily upon the project investment requirement as well as our operational costs for the next three years. We intend to raise a minimum of $5 million and a maximum of $20 million of equity through this offering.
The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category or another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this Offering in short-term, interest-bearing securities.
The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.       DESCRIPTION OF BUSINESS
Background

We were a Delaware corporation organized on September 15, 2016 as TAHAWI Aerospace Corp Our business office address is 205 D Chubb Ave, Suite 240, Lyndhurst, NJ 07071 USA. Our telephone number is 646-694-0051.   TAHAWI Aerospace Corp began operations in 2016. TAHAWI aerospace has acquired existing AIRCRAFT MANUFACTURING assets with one FAA Type A Certificate (Type A Certificate number A6SO BA-42) having modifications for two variations of prototype airplanes: a four passenger, twin-engine aircraft and a six passenger, twin-engine aircraft. Both certificates and prototype aircraft are included in the sale along with a partially assembled plane in the construction jig, a static plane model used to superimpose load factors for stress and structure, all dies, jigs and molds utilized to fabricate the airplane parts, enough formed parts for 1-3 aircraft frames and all available raw materials. In addition, all intellectual property rights and patents associated with the aircraft as well as all available blueprints, designs, catalog and card files and books used to construct the aircraft are also included in the sale. Originally these aircraft were part of a Sam Burns/Mississippi State University study to develop lightweight fuel-efficient passenger planes that could be converted to jets in the 1970s. Both aircraft feature twin reciprocating engines utilizing semi-monologue, an all-aluminum basic frame structure with fiberglass nose, tail, wing tips, fairings, & cowls. As well as a circular fuselage at mid-wing and a tail in a low drag design that has an aerodynamically smooth construction. Also, a cabin air-operated stairway entrance opens into a depressed center walkway. The tricycle landing gear is hydraulically operated as well as fully retractable. Electrically operated flaps are slotted with a long lip and large radius. This FAA Type Certificate is "immediate production" ready and reflects several years' worth of extensive engineering and investment by NASA. TAHAWI analyzed the market for the four and six passages and limited cargo aircrafts. TAHAWI's analysis determined that existing aircraft are highly priced and fuel inefficient. TAHAWI believes that offering a product that is 30% cheaper and cost effective in this niche markets.

We are a startup development stage company that has yet to commence operations. We presently have no revenues, do not expect to generate any revenue until we begin operating the plant and may never become profitable.
The Value:   All productive assets and equipment are sold and after reviewing similar companies and their initial startup costs and expenses, management   estimates   the   value   of   assets   to be $100,000,000.
General Description of our aircrafts:
The existing aircraft is a six passenger twin reciprocating engine airplane utilizing semi-monocoque, all aluminum basic structure, with fiberglass nose, tail, wing tips, fairings, and cowls. It incorporates a circular fuselage, mid-wing, and "T" tail in a low drag design and aerodynamically smooth construction. The center aisle is depressed forming a walkway with an entrance via cabin air stair door. The tricycle landing gear fully retracts and is operated hydraulically. Flaps are slotted with long lip and large radius and are operated electronically.
This airplane has an FAA type certificate and airworthiness:
Weights:

Empenare  97 lbs.
Basic Fuslage  420 lbs.
Non-basic Fuselage  450 lbs.
Engine and Prop Installation                                                1034 1bs.
Wing and Main Landing Gear                                               546 1bs.
Miscellaneous 150 lbs.

Total Empty  26971bs.

6 Passengers and Baggage  1020 lbs.
100 Gallons Gasoline I 83.5    500 lbs.
5.0 Gallons Oil       33 lbs.
Total Useful  1750 lbs.
Gross  Weight  4250 lbs.
Engines:       2 - 10-360-D Continental  210 HP

Propellers:   2- 2 Blade, constant speed, full feathering, 74"
   diameter (Rev. B) McCauley  D2AF34059M/76C-2
Wing Airfoil:   NACA 0012-64 (a=.8 modified)
Horizontal Tail Airfoil:   NACA 0006

Dimensions:

Overall Span       35'
Length       32'5"
Height Above Ground       7'5.5"
Aspect Ratio       6.3
Dihedral (on chord line) Sweep at 25% chord Washout (twist)    4-40'
Sweep at 25% chord       13- 0'
Washout (twist)       4-0'

Loadings:

Wing       28.6 lbs./ sq. ft.
Power       10.7 lbs./ HP
Power- single engine       21.4 lbs./ HP 95 MPH
Our Vision
TAHAWI Aerospace Corp is seeking to manufacture the FAA certified twin-engine aircraft. The design was originally conceived by a collaboration of NASA and the University of Mississippi in the late seventies.  Unlike many of today's consumer commodities aircraft design is completely independent in many aspects. The aerospace industry is using designs and features in the NASA shuttle programs that were conceived in the late sixties. In modern aviation, many of Boeing's designs from the sixties and seventies are still in use today.
The B-52 serves as a tremendous example, on January 22, 2002 FORTUNE Magazine reported the following:
 "The war in Afghanistan is the most high tech in history. But among all the cutting-edge munitions, you can still find a half-century-old military staple. For five decades, the workhorse of the U.S. Air Force has remained the B-52 bomber; one of the oldest-it celebrated its 501h birthday last November-and the most reliable machines still active in our nation's defense. What's more, the eight-engine behemoth is slated to stay in service for at least another four decades. No one expected that kind of longevity. The B-52 was conceived at the end of World War II as an "interim bomber," a gigantic prop plane (not even a jet!) that would soon be replaced by the fancier B-70. Six Boeing engineers threw its final architecture together during a single weekend in 1947 at the Van Cleve Hotel in Dayton. Since it was designed before computers removed all the guesswork  (indeed, before transistors were invented) , the B-52 was built so strong and with so many redundant systems that  it has been able to accommodate every alteration the Air force has demanded of it.  The first prototype rolled out of a Seattle factory on Nov. 29, 1951."
The same can be said for the aircraft manufactured by TAHAWI Aerospace, which are designed and built to be durable yet effective. The airframe is rigid but not cumbersome, without sacrificing its ability to carry load. Several aircraft brokers have reviewed the aircraft and all have come to the same conclusion: the design is versatile and effective with many potential applications. Two working models were made, although never mass-produced. The design was well ahead of its time and the features incorporated into the aircraft will make it a strong contender in today's marketplace.
The aircraft's design was made with the general aviation passenger use in mind, employing a high T-tail and rear entry doorway. Many aircraft companies have turned their attention to developing small jets. These jets are attractive but have severe limitations with weight limits and fuel consumption. TAHAWI's aircraft are economical to operate in any country and the aircraft is easy to maintain. The aircraft offers a more economical solution for corporate executives, passenger services, and cargo carriers. A combination of the aircraft's features, economic flexibility, and readily available part supply makes the design internationally attractive.
The design is very adaptable to several operational needs. The aircraft can be used to carry passengers in the general aviation market or alternatively carry cargo. TAHAWI's aircraft can carry an effective load a greater distance than most of its available competition in today's aviation marketplace. The aircraft has the ability to land and takeoff on short and dirt runways while carrying cargo or passengers, making it a powerful tool in remote locations as well as large hubs. These attributes amount to a tool that is attractive to international buyers around the globe.
MISSION STATEMENT
TAHAWI Aerospace aims to offer high quality, low maintenance aircraft that will meet the demands of rapidly growing freight operations and general aviation. The consumer will have the ability to attain a commercially applicable and state of the art aircraft while still remaining cost effective.
TAHAWI's Aerospace will compete with other premium-quality commercial aircraft manufacturers in the market. TAHAWI management believes there is an opportunity within a currently untapped market due to: many current providers being too diversified to serve the increasingly specialized needs of both commercial and general aviation industry segments, as well as additional providers having focused their efforts and money into their stake in the small and inefficient private jet market. TAHAWI has a well-designed and FAA-certified aircraft with diverse applications which will be optimal in slotting into a void left by the current market.
Value Proposition
ABOUT THE PRODUCT
TAHAWI Aircraft has a certified A type certificate for a six passenger aircraft. The aircraft's notable characteristics include: a design that is compatible to an increase in size from 6 to 10 passengers, a cruising speed beyond 200 mph at 75% power, 1750 lbs. useful load capacity, a comfortable cabin at 11 foot long and 4 foot 6 inches wide. In comparison to the Seneca V, the TAHAWI: has an additional useful load of 400 lbs, larger cabin size, superior range, the ability to take off and land on shorter runways, faster cruising speed. TAHAWI's aircraft is designed for high lift and low drag; pilots that have flown the TAHAWI have stated the aircraft's forgiving nature. It is designed to be easy to fly and for great fuel economy.
TAHAWI has three separate designs that can be built.  TAHAWI has the option to subcontract or manufacture in house the first design, a twin engine, 210 HP Continental power plant, with two blades. This version will cruise at 200 MPH and has the FAA requirements. The design will is certified by the FAA and should be available for delivery in six calendar months.
A newer facility will be needed to produce the aircraft on a larger scale. The second version will have additional horsepower and three blades. This will add extra power for quicker take-off on shorter runways, and will increase the overall speed and performance. The extra wing tip fuel tanks will add an additional 35 gallons of fuel and provide extended range while utilizing the same version.
TAHAWI Aerospace will conduct research and development into the two later versions as work progresses on the first model. To adhere to these timelines, TAHAWI proposes to open a new manufacturing facility, and aviation part distribution center in Mississippi.
The company will start an on-site service and repair facility, along with a flight-training program to ensure that our customers are familiar with the safe flight operations of the aircraft. TAHAWI will compile a strategic team of: engineers, technicians, consultants, manufacturing fabricators, aviation part suppliers, and other professionals in the Mississippi area.
Marketing Strategy

TAHAWI's marketing strategy will include the use of targeted print media advertising, social media, and direct sales to exporters in the United States and abroad to who provide aircraft to the international markets.  We will capitalize on relationships with aircraft brokers who have communicated their willingness to recommend TAHAWI's aircraft to domestic affiliates.  We are positioned as a differentiated provider of the highest quality aircraft in today's marketplace. The primary goal of all marketing efforts will be to communicate this position to existing and potential customers.

Management

TAHAWI is guided by a leadership team with decades of Mael chief engineer experience. Our team possesses a deep well of expertise in fixed wing and vertical takeoff/landing aircraft, as well as a successful track record of bringing new aircraft to market. TAHAWI has assembled a management team that includes aviation industry executives and professionals with decades of experience. Mr. Son Bryant, the original chief engineer that designed the aircraft is currently the COO of TAHAWI. The company believes that this management team knows what is required to finance, design, certify, and launch a program of this magnitude. This management team brings to TAHAWI decades of sound management experience developing and executing strategic business and aircraft development plans, as well as technical and financial expertise in enterprises of various scales in different businesses.

Market Overview

Aircraft Shipments and Billings according to "GAMA"

In 2015, $28 billion in new general aviation aircraft were delivered, but yearend results were mixed across the market segments and among the manufacturers. Results were impacted by economic uncertainty and currency fluctuations in key general aviation markets, such as Brazil and Europe, as well as in emerging markets, like China. By contrast, the North American market, in particular the United States, provided stronger delivery numbers, a reason for cautious optimism. Piston airplane shipments were down in 2015. The piston market has grown incrementally since 2010, but declined by 6.5% in 2015 compared to 2014, from 1,129 to 1,056 shipments. Two thirds of piston shipments were to North American customers, a significant increase from the 2014 North American market share of 55.1%. The Asia-Pacific market was the second largest at 13.5%; Europe accounted for 11.4% of shipments. Piston rotorcraft shipments increased in 2015 by 8.6% from 2014. During the year, the rotorcraft industry delivered 279 piston aircraft. The delivery of turboprop airplanes also declined, from 603 units in 2014 to 557 units in 2015. The North American market accounted for 56.2% of deliveries, an increase from 51.3% the previous year. Turboprop shipment numbers remain strong in both the Asia-Pacific region-at 16.3%-and in Latin America-at 14.5%. By contrast, Europe saw its smallest market share for turboprop deliveries since GAMA started tracking regional shipment data in 2007: 6.6%. The Middle East and Africa accounted for 6.3% of the market. The preliminary turbine (*) results for rotorcraft industry point to a decline in civil shipments from 741 in 2014 to 675 in 2015, an 8.9% decline. Business jet shipments were mostly flat in 2015 compared to 2014. The industry shipped 718 business jets in 2015 compared to 722 the year before. The industry's continued investment in new products helped maintain the delivery rate for business jets.

Turbine Aircraft Operators

The worldwide business aircraft fleet continued to grow in 2015. According to JETNET, LLC, at the end of 2015, the turbine fleet consisted of 35,682 airplanes and 20,853 rotorcraft. There was an additional 9,682 piston rotorcraft in operation. The number of active operators is also growing: At the end of 2015, there were 21,339 business aircraft operators and 14,147 rotorcraft operators in operation. After several years of decline, the fractional aircraft fleet has stabilized. According to JETNET, LLC, in 2015, there were 837 aircraft used in fractional operations, up from 823 in 2014, and the number of fractional owners was 4,369, a slight decline from 2014, when there were 4,402 owners.
Source: AvData, Inc. by ARGUS International, 2014
Market Drivers
The recession from December 2007 to June 2009 had a massive impact on the general aviation (GA) aircraft manufacturing industry. In 2010, however, the downward trend stopped and the number of aircraft sold increased by 4.8% worldwide from 2,023 in 2010 to 2,120 in 2011. Shipments of aircraft manufactured in the U.S. increased 3.6% from 1,465 in 2011 to 1,518 in 2012. In 2014, worldwide production increased to 2,454 aircraft (up 4.3%), while the U.S. output grew to 1,631 aircraft (up 1.0%). In 2015, worldwide production declined to 2,331 aircraft (down 5.0%), while the U.S. output was 1,592 aircraft (down 2.4%).
Source: General Aviation Manufacturers Association (GAMA) data. Commentary and analysis by Forecast International and AeroWeb

Due to the fallout of the financial crisis and the 2007-2009 recession, sales of business jets and piston-engine aircraft collapsed and are, as of 2016, not even close to their 2007 peak levels. From 2007-2010, the global production of GA aircraft dropped a staggering 52.8% from 4,276 aircraft in 2007 to 2,020 in 2010. In the United States, manufacturers experienced a 59.3% drop in production from 3,279 to 1,334 units.

An important reason why deliveries of general aviation aircraft are still way below their 2007 peak levels, both worldwide and in the U.S., is that the price per aircraft has doubled. From 2007 to 2015, the average price of a piston-engine aircraft which is the most common type, has soared from $328,000 in 2007 to 609,000 today. That increase is keeping thousands of would be buyers out of the market. Also, the average price of a business jet is up from $12.5 million to $26.3 million over the same period. At the same time, the average price of turboprops has declined from $3.5 million to $3.1 million, resulting in a surge in sales of this type of aircraft.

Revenue from General Aviation Aircraft Delivered
General aviation (GA) aircraft manufacturers have experienced a relatively modest drop in revenues relative to the massive drop in units shipped.

From 2008-2012, revenues from the worldwide production of GA aircraft decreased 23.7% from $24.77 billion to $18.89 billion. In the United States, manufacturers experienced a much larger 39.9% drop in revenues from $13.35 billion in 2008 to $8.02 billion in 2012. In 2013, revenues soared both in the U.S. (+38.1%) and worldwide (+24.1%). In 2015, revenues were down worldwide (-1.6%) but up in the U.S. (+2.4%).

Relative to the major decrease in shipments, revenues are almost back at pre-financial crisis levels. Manufacturers in the U.S. have more than doubled the unit price of business jets since 2008. Between 2008 and 2013, prices went up a staggering 133% on average. This is discussed in the chart following below.

Business jets make up the vast majority of U.S. and worldwide sales revenues, accounting for 85% and 91% of 2015 sales, respectively. Piston-engine aircraft account for only 2% of worldwide revenues and 4% in the U.S.

Average GA Aircraft Price - U.S. and Global

General aviation (GA) aircraft manufacturers have raised their prices dramatically to make up for declining sales volumes. Clearly manufacturers are aware that, at low levels of demand, a private aircraft is a very price inelastic type of product - thus prices can be raised without demand falling nearly as much.

From 2007-2010, the average price of a GA aircraft (worldwide) almost doubled from $5.1 million to $9.8 million (+91%). U.S. manufacturers also raised their prices, although by "only" 64% ($3.6 million in 2007 to $5.9 million in 2010).

Prices went up every year from 2003/2004 - peaking in 2010. In 2011, worldwide general aviation aircraft prices dropped 8.0% followed by a 1.5% decrease in 2012. In 2015, the average aircraft price was $10.3 million - up 3.6% from 2014).

Global GA Aircraft Deliveries by Type of Aircraft

Piston-engine aircraft are the most frequently sold general aviation aircraft worldwide followed by business jets and turboprops. In 2015, of the 2,331 aircraft delivered worldwide, 1,056 (45%) were piston-powered, 718 (31%) were jets, and 557 (24%) were turboprops. In 2014, of the 2,454 aircraft delivered worldwide, 1,129 (46%) were piston-
In 2015, shipments of all types of general aviation aircraft declined. Business jet deliveries decreased the least (-0.6%), while turboprops and piston-engine aircraft were off 7.6 and 6.5%, respectively.

U.S. GA Aircraft Deliveries by Type of Aircraft

In the United States, piston-engine aircraft deliveries surpass shipments of jets and turboprops. In 2015, out of 1,592 aircraft delivered, 783 (49%) were piston-powered, 389 (24%) were jets, and 420 (26%) were turboprops. In 2014, out of 1,631 aircraft delivered, 788 (48%) were piston-powered, 375 (23%) were jets, and 468 (29%) were turboprops.
In 2011, shipments of turboprop aircraft soared 76.3%. A new industry trend also emerged as the sale of turboprop aircraft for the first time surpassed the sale of business jets. However, in 2014 and 2015, sales of turboprop aircraft declined by 11.2% and 10.3%, respectively.
In 2015, business jet shipments were up 3.7%, while piston-engine aircraft deliveries decreased 0.6%.

U.S. General Aviation Aircraft Exports

From 2008 to 2011, U.S. general aviation aircraft exports fell dramatically from 1,161 to 486 aircraft equal to a 58.1% drop.

In 2012, exports jumped to 720 aircraft (+48.1%), regaining the terrain lost in 2011.

More recently, after a few relatively flat years, in 2015, exports plummeted to 524 aircraft down from 696 aircraft in 2014 (-24.7%).

Top-15 General Aviation Aircraft Manufacturers

In 2015, with 539 deliveries (473 in 2014), Cessna (Textron Aviation) had a strong year and sold more general aviation aircraft than any other company. In second place, we have Cirrus Aircraft with 301 aircraft delivered down from 308 in 2014. Bombardier and TECNAM Aircraft come in as #3 and #4 with 199 and 191 aircraft delivered in 2015, respectively. In 5th place, Beechcraft (Textron Aviation) delivered 158 aircraft - down from 199 in 2014 (-20.6%).

In 2015, Gulfstream (in 6th place) had yet another solid year and delivered 154 business jets (+4/+2.7%), while Diamond disappointed with only 144 shipments (202 in 2014) - almost a 30% drop.

In 2014, with 473 deliveries (450 in 2013), Cessna (Textron Aviation) sold more general aviation aircraft than any other company. In second place, we have Cirrus Aircraft with 308 aircraft delivered up from 276 in 2013. Bombardier and Diamond come in as #3 and #4 with 204 and 202 aircraft delivered in 2014, respectively. In 5th place, Beechcraft (now part of Textron Aviation) delivered 199 aircraft - down from 211 in 2013.

In 2014, Gulfstream and Embraer delivered about the same number of aircraft as they did last year. Gulfstream delivered six aircraft more than in 2013 (150 vs. 144), while Embraer delivered three aircraft fewer (116 vs. 119).

Size of the U.S. General Aviation Aircraft Fleet | 2000-2015-2016-2036

No. of Aircraft in the U.S. General Aviation Inventory

As a result of the 2007-2009 recession and changing market dynamics such as higher aircraft prices, the U.S. general aviation aircraft inventory has declined from 231,606 aircraft in 2007 to 203,880 at the end of 2015, equal to a 12% decrease.

Forecast for the Future Size of the U.S. GA Aircraft Fleet

In their annual aerospace forecast, the Federal Aviation Administration (FAA) estimates that the U.S. general aviation aircraft fleet will grow from 203,425 aircraft in 2016 (projection) to 210,695 aircraft by 2036. This is equal to an average annual rate of growth (CAGR) of just 0.2%. In their forecast last year, the FAA expected a CAGR of 0.4% from 2015 to 2035.

Source: Federal Aviation Administration (FAA)
Achievable market share and financial projection
Certain financial projections and unaudited forecasted financial statements (the forecasted financial statements) concerning the completion of funding and the manufacturing facility.  The forecasted financial statements are based on assumptions made and information gathered by us.  The analysis and forecasts included in the forecasted financial statements are not based on actual operating history. The forecasted financial statements are a compilation only, which means that a certified public accountant has not examined or independently reviewed or audited the forecasted financial statements, and there is no assurance from a qualified, independent third party that the assumptions underlying the forecasts are reasonable. The estimates and assumptions underlying the forecasted financial statements are subject to significant economic and competitive uncertainties and contingencies that are beyond our control.  Therefore, any projections or opinions that are included in this memorandum or in the forecasted financial statements, or that may separately be provided to prospective investors in this offering, should not be interpreted as statements of fact.

Any projections or opinions that are included in this memorandum or in the forecasted financial statements, or that may separately be provided to prospective investors, should not be interpreted as statements of fact.  Investors are cautioned not to place undue reliance on projections and opinions, which may be based on numerous assumptions.  There can be no assurance that any of these assumptions will prove to be correct.  Each prospective investor and his or her authorized representatives are offered the opportunity to ask questions of (and to receive answers from) the directors about the terms and conditions of this offering and the contemplated business and operations of the Company, and to obtain additional information they may consider necessary to verify such information and to make an informed investment decision.  Prospective investors are urged to thoroughly review this memorandum, including all exhibits and attachments, before making any decision regarding an investment in the Company.
TAHAWI aerospace entree level of the 6 and 10 passages aircrafts is projecting a delivery of about 30 aircrafts in the first 12 months from commencement of operation, we are anticipating 30% growth year after year for the next 5 years, and based on the market analysis provided above we have assumed that we will perform 50% less than the lowest point of unites sold by the least performing manufacturer in our category , and based on the projected sales of 30 aircrafts sold the first 12 months with 30% growth we have built our 5 years projected financial table as follow:

Production Plan and Suppliers

TAHAWI intends to use a horizontally integrated manufacturing strategy whereby the company maintains control of all planning, design and final assembly aspects of the process, but outsources some of the manufacturing components (i.e., engines, transmission, avionics, landing gear, etc.). TAHAWI has FAA approved certificate to manufacture the entire aircraft.

We intend to utilize the professional networks of our executive team, gained from decades of experience in the industry, to secure favorable supply agreements with leading manufactures. These suppliers will design and fabricate components to TAHAWI's design specifications for incorporation into a final product. The majority of these components will be largely off-the-shelf systems used in other aircraft, with only limited customization or design features that are specifically required for our aircrafts.
Employees and Consultants

The company has the expertise of the original chief engineer whom he designed Mael aircraft Mr. Son Bryant, he is currently the COO and Chief engineer of TAHAWI Aerospace. The company intends to hire a number of employees after the Offering primarily to support our engineering, manufacturing and development efforts.

Aviation Regulations

In the U.S., civil aviation is regulated by the Federal Aviation Administration (the "FAA"), which controls virtually every aspect of flight from pilot licensing to aircraft design and construction. The FAA requires that every civilian aircraft that flies in the U.S. must carry a valid type certificate and airworthiness certificate issued by the FAA or a foreign civil aviation authority.

The company currently has one FAA Type Certificate with modifications for two variations of prototype airplanes, one for four passengers, twin-engine aircraft and the other for- six passengers, twin-engine aircraft. The company will seek to obtain approval for the design of 6 and 10 passenger turboprops under the Federal Aviation Regulations. The FAA will conduct extensive testing and analysis of the company's new design to determine the safety, stability, reliability and performance of the aircraft and that the aircraft complies with the applicable airworthiness standards.
The FAA also issues standard airworthiness certificates to each aircraft that is manufactured in accordance with an approved design or type certificate. Rather than test each aircraft that is built, the FAA allows manufacturers to prove that their manufacturing process and quality control system produces conforming aircraft each time. Only a company that owns a type certificate is entitled to this authorization, called a production certificate. If the FAA approves of TAHAWI's manufacturing process, the company will be issued a production certificate and each aircraft manufactured by TAHAWI in accordance with the type certificate will receive an airworthiness certificate.
Intellectual Property

The Company's intellectual property includes the FAA (A Type Certificate number A6SO - BA-42), blueprint, the acquired NASA study, design and trade secrets. The FAA certification in considered intellectual property in the aviation space, employee and third-party consultants have signed non-disclosure agreements with the company to further protect its proprietary rights. The company will apply for a patent to cover various proprietary designs in the future.

Litigation

The company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

7.      DESCRIPTION OF PROPERTY
The company has physical administration offices in the state of New Jersey and a rented hangar in Portage Wisconsin, and the company is planning lease a manufacturing facility at Meridian airport in the state of Mississippi.  At the current portage facility the physical property and other physical assets consist of two flying variations of prototype airplanes, one a four passenger, twin- engine aircraft and the other a six passenger, twin-engine aircraft.  The prototype aircrafts along with a partially assembled plane in the construction jig, a static plane model used to superimpose load factors for stress and structure, all dies, jigs and molds utilized to fabricate the airplane parts, enough formed parts for 1-3 aircraft frames and all available raw materials.   In addition, all intellectual property rights and the FAA certifications associated with the aircraft as well as all available blueprints, designs, catalog and card files and books used to construct the aircraft.

8.      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
TAHAWI Aerospace Corp began operations in September of 2016. TAHAWI Aerospace has acquired the assets of Mael Aircraft:  MAEL AIRCRAFT assets consist of one FAA Type A Certificate (A Type Certificate number A6SO - BA-42) with modifications for two variations of prototype airplanes, one for four passenger, twin-engine aircraft and the other for- six passenger, twin-engine aircraft. Both certificate and prototype aircraft and a partially assembled aircraft in the construction jig, a static plane model used to superimpose load factors for stress and structure, all dies, jigs and molds utilized to fabricate the airplane parts, enough formed parts for 1-3 aircraft frames and all available raw materials. In addition, all intellectual property rights and patents associated with the aircraft as well as all available blueprints, designs, catalog and card files and books used to construct the aircraft are also included in the sale. Originally these aircraft were part of a Sam Burns/Mississippi State University study to develop lightweight fuel-efficient passenger planes that could be converted to jets in the 1970s. Both aircraft feature twin reciprocating engines utilizing semi-monologue, an all-aluminum basic frame structure with fiberglass nose, tail, wing tips, fairings and cowls, a circular fuselage at mid-wing and a tail in a low drag design that is aerodynamically smooth construction. Also, a cabin air-operated stairway entrance opens into a depressed center walkway. The tricycle landing gear is hydraulically operated as well as fully retractable. Electrically operated flaps are slotted with a long lip and large radius. This FAA Type Certificate is "immediate production" ready and reflects several years' worth of extensive engineering and investment by NASA. TAHAWI analyzed the market for the four, six and the 10 passages aircrafts and the limited cargo aircrafts. It determined that existing aircraft are highly priced and not fuel efficient. TAHAWI believes that offering a product that 30% cheaper and cost effective in this niche markets is highly needed.
TAHAWI Aerospace Corp is seeking to initially manufacture the two variations of its FAA certified prototype propeller aircrafts, one for four passengers, twin-engine aircraft and the other for- six passengers, twin-engine aircraft. The design was originally conceived by a collaboration of NASA and the University of Mississippi in the late seventies.  Unlike many of today's consumer commodities aircraft design is completely different in many aspects. The aerospace industry is using designs and features in the NASA shuttle programs that were conceived in the late 60's. In aviation, many of the designs of Boeing from the 60's and 70's are in use today. The company will seek to obtain approval for the design of six and ten passenger turboprop aircraft under the Federal Aviation Regulations. The FAA will conduct extensive testing and analysis of the company's new design to determine the safety, stability, reliability and performance of the aircraft and that the aircraft complies with the applicable airworthiness standards.

One only has to look at the B-52. FORTUNE Magazine January 22, 2002, reported the following- "The war in Afghanistan is the most high tech in history. But among all the cutting-edge munitions, you can still find a half-century-old military staple. For five decades, the workhorse of the U.S. Air Force has remained the B-52 bomber; one of the oldest-it celebrated its 501h birthday last November-and the most reliable machines still active in our nation's defense. What's more, the eight-engine behemoth is slated to stay in service for at least another four decades. No one expected that kind of longevity. The B-52 was conceived at the end of World War II as an "interim bomber," a gigantic prop plane (not even a jet!) that would soon be replaced by the (fancier B-70. Six Boeing engineers threw its final architecture together during a single weekend in 1947 at the Van Cleve Hotel in Dayton. Since it was designed before computers removed all the guesswork  (indeed, before transistors were invented) , the B-52 was built so strong and with so many redundant systems that  it has been able to accommodate every alteration the Air force has demanded of it.  The first prototype rolled out of a Seattle factory on Nov. 29, 1951."

The same can be said for the TAHAWI aerospace aircrafts. It is strong and the airframe was designed to last. The construction of airframe is solid and the gross weight and lifting ability is remarkable. Several aircraft brokers have reviewed the aircraft and have all admitted the same conclusions; this is a versatile and useful design that has many applications. Two working models were made and never mass-produced. The design was well ahead of its time and the features incorporated into the airplane will make it a strong contender in today's marketplace.

The aircraft has a high T tail and a rear entry doorway. The design was for general aviation passenger use. Many aircraft companies have turned their attention to developing small jets. These jets are attractive but have severe limitations with weight limits and fuel consumption. The TAHAI's are economical to operate in any country and the aircraft is easy to maintain. Parts are readably available and these features make this design an international attraction. The airplane offers a more economical solution for corporate executives, passenger services, and cargo carriers.

The design is very adaptable to several operational needs. The airplane can be used as a passenger aircraft in the General Aviation market or as a cargo aircraft. TAHAWI's airplane can carry a useful load a greater distance than most of its competition available in today's aviation marketplace. The airplane can utilize very remote airports with dirt or short runways and transport equipment and/or passengers into larger hubs.  Internationally, these features will make these aircraft very attractive to potential buyers.

TAHAWI aerospace aims to offer high quality, low maintenance aircraft that will meet the requirements of a rapidly growing demand for freight operations and General Aviation. The consumer will have the ability to have a state of the art aircraft with commercial applications at a cost effective price.

TAHAWI's will compete with other premium-quality commercial aircraft manufacturers in the market. The management of TAHAWI's believes there is a current untapped market opportunity because 1) existing providers of aircraft are too diversified to serve the increasingly specialized needs of the commercial and general aviation industry segments. 2) The other competitors have focused their energy and money in developing the small and inefficient private jet market, and 3) TAHAWI's has a (well designed and certified aircraft with various uses.

Liquidity and Capital Resources

As of September 30, 2016, the Company had $5000 in cash and total liabilities of $30,000. As of September 30, 2016, the Company has incurred total expenses since inception of $30,000 related to the Reg A filing expenses associated with this Offering.  We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $20,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our project over the next three years, and achieve significant growth.
Although we planning a major marketing and development approach, there is no guarantee that we will be successful. Our plan will depend highly on our funds, the availability of those funds, and the success of our implementation. Upon the qualification of the Form 1-A, the Company plans to pursue the implementation of our manufacturing plan. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of the manufacturing plan will be adversely affected and the Company may not be able to pursue its goals if it is unable to finance such plan. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to implement its plan. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are dependent upon the success of this offering to achieve our planned project, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operation to date, we would likely have to pay additional costs associated with loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to scale back its rapid growth plan.

Plan of Operations

The company has developed a detailed plan to complete its preliminary manufacturing phase, hire key members of its management team, expand sales and marketing efforts and complete detailed design and development work to support the production of a flying six and ten passengers' propeller aircrafts. Under the current FAA certification we will be able to enter into production immediately if we are successful in raising capital in this offering; our 6 and 10 passenger turboprop is expected to take approximately 2 to 3 years to be certified by the FAA and produce. The exact time and cost to secure FAA certification and commence production is not known, but we estimate that it will take 2 to 3 years and require at least $5 million in additional funding after completion of the proof of concept. We are now seeking $20 million in funding from this Regulation A Offering to fund our 3 year plan to produce the current FAA certified 4 and 6 passengers propeller aircrafts, and   the 6 and 10 passenger turboprops after certification by the FAA.

Upon completion of this Offering, the company will focus its resources in four key areas: : (i) cash payment for Mael Assets Acquisition (ii) equipping the manufacturing operation (the assembly line); (iii) hiring key members of the management team; (iv) continuing development of the 6 and 10 seats turboprop aircrafts; and (v) development of the manufacturing facility.
We will develop an internal and external sales and marketing capability to increase awareness of the aircraft and position the company to begin taking refundable customer deposits and pre-sales orders. This will be accomplished with the following milestones:

-
Will initiate our sales and marketing efforts

-
Build our 4 and 6 passengers propeller aircrafts

-
Attend and exhibit at one major international trade show

-
Receive nonrefundable, escrowed deposit orders for the 4 and 6 passengers propeller aircrafts
We believe that increasing awareness of the aircraft and demonstrating customer demand through orders will enable the company to raise additional capital in the future more easily. The company will be able to use the nonrefundable deposits to produce the currently certified 4 and 6 passengers' propeller aircrafts.
The milestones identified above assume that we are able to raise the full $20 million from this Offering. In that event, the company would expect to accomplish all of the above milestones within the first 12 months. However, we have developed our spending plans in each of these areas to be scalable to the amount of money that we raise in this Offering. As a result, we do not anticipate needing to raise additional funds in the 3 years after the completion of this Offering.

9.      DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
TAHAWI has assembled an experienced management team including aviation industry executives and professionals with decades of experience. Adam Altahawi, is founder and CEO of TAHAWI Aerospace. Mr. Altahawi had general aviation piloting training which stemmed from a deep interest in aviation from a young age. Following basic flight training, he later enrolled in Aerospace Engineering Program at Embry-Riddle Aeronautical University and later switched to Mechanical Engineering Program to broaden and deepen his engineering knowledge. As part of his training, Mr. Altahawi, participated in various engineering projects sponsored by the University to enhance his engineering expertise well beyond the accepted baseline.  Son Bryant, COO of TAHAWI Aerospace was the Aeronautical Engineer, Mael Aircraft, 1964-1978, Mr. Bryant is the engineer who originally designed the FAA certified Mael aircrafts; he also had the responsibilities in design, product development, and flight testing.  Andy Altahawi, President, Secretary of TAHAWI Aerospace, Mr. Altahawi started his career as an investment banker various firms on Wall Street from the early 90s, until he joined Prudential Securities in 1994.  He excelled in that position which earned him many promotions and recognitions, soon after that his ambition led him to break out on his own, which was a step in the ladder of achievement to startup his own investment bank.  He started Adamson Brothers Inc., in 1998 and in very short years Adamson Brothers has become a recognized name on Wall Street till 2007, and he was involved in many successful startups in his carrier. Franklin Ogele, Senior VP, General Counsel.  Mr. Ogele has Over 25 years of substantive professional work as Securities Industry Regulatory Lawyer and Broker-Dealer and Investment Advisor Senior Management.
The table below lists our directors and executive officers, their ages as of September 30, 2016, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name
Position
Age
Date of First

Appointment
Executive Officers

Adam Altahawi
Founder, Chairman,
21
September, 2016

Son Bryant
COO VP for Engineering
74
September, 2016
Andy Altahawi
President, Secretary

52
September, 2016

Franklin Ogele

Senior VP. General Counsel

                 62

September, 2016
September, 2016

Directors

Executive Officers
Adam Altahawi, founder and Chairman of TAHAWI. Mr. Altahawi has had a long passion for aircraft, science and technology. When he was 14 years old he started his piloting training, and subsequently moved on to start an aerospace engineering degree in 2013 at Embry-Riddle Aeronautical University. During time spent in the university he would switch to mechanical engineering in recognition of wide engineering applications in all industries. Time spent in the university has seen applications in engineering beyond his scope in order to accumulate engineering expertise far beyond the accepted standard. These projects, sponsored by the university has afforded experience in but not limited to mechanical structures, dynamics, and electrical systems within high performance vehicles. In 2016 he developed a plan to acquire Mael aircraft technology, and to certify a turboprop version of that aircraft for 6 and 10 passengers. He organized TAHAWI as a Delaware corporation, and after developing the company's basic strategic plan, he recruited TAHAWI's Board members and executive and engineering team to expand, refine, and execute the plan.
Son Bryant, COO of TAHAWI aerospace, Chief Engineer. Mr. Bryant is an expert on structures, systems definitions, flight test, and FAA certification. He was the chief engineer at Mael Aircraft, 1964-1978, he has bachelor of science, engineering from the Mississippi State University, and Masters of Business Administration also from the Mississippi State University,  he designed specialty manufacturing machines for various types of industries, he engineered a mass production manufacturing in various industries and designed products, he developed production lines, resolved manufacturing problems, he specialized in drawings, and directed installations.
Andy Altahawi, Precedent, Secretary. Mr. Altahawi has over 22 years' experience on Wall Street as a financial advisor, corporate finance and investment banking, he worked as senior investment banker at Prudential Securities from 1996 to 1999, and he founded Adamson Brothers Inc., from 1998 to 2007 NASD member firm, investment bank, he also found various successful startups and advised companies on structuring, banking and raising capital.  Mr. Altahawi holds a law degree, honorary Ph D in finance and the US securities industry licenses: Series 7, 24, 65, 55, 63, 79 and 7.
Franklin Ogele, Senior VP General Counsel. Mr. Ogele has Over 25 years of substantive professional work as Securities Industry Regulatory Lawyer and Broker-Dealer and Investment Advisor Senior Management. He has held positions as: Senior Compliance Examiner at Financial Industry Regulatory Authority, Inc.; Vice President, General Counsel of ABN Amro Securities (USA) Inc., (now part of Barclays Bank, NA); General Counsel for ABN Amro Asset Management Inc. (now part of Barclays Bank, N.A.); Vice President, Legal Counsel of Santander Investments Securities USA Inc. (now part of Banco Santander Central Hispano SA); Investment Banking/Broker-Dealer Regulation Partner at Singer Zamansky Ogele and Selengut LLP, a Wall Street Law Firm. He holds academic degrees in Accounting, Economics and Law in addition to the US securities industry licenses: Series 7, 24, 27, 63, 79 and 99.
Significant Employees
The company does not currently have any full-time employees. However, TAHAWI will engage a team of experienced engineering consulting companies and contractors with extensive knowledge and experience in the aerospace industry to assist with development and marketing of our aircrafts and to assist with the FAA turboprop certification. The company anticipates that it will hire a number of these engineering personnel as employees after completion of the Offering.

10.      COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information about the annual compensation of each of our three highest-paid persons who were directors or executive officers during our last completed fiscal year.

Cash
Other
Total

Capacities in which
compensation
compensation
compensation
             Name
compensation was received
($)
($)
($)
Adam Altahawi
Chairman
-0-
-0-
-0-
Son Bryant
COO/Chief Engineer
-0-
-0-
-0-
Andy Altahawi
President, Secretary
-0-
-0-
-0-
Compensation of Directors
We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans. However, such directors have received equity in lieu of compensation for their board service.
Future Compensation
We will compensate our employees based on the going industry market compensation packages.

11.      SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
Set forth below is information regarding the beneficial ownership of our common and preferred stock, our outstanding class of capital stock, as of September 30, 2016 by (i) each person whom we know owned, beneficially, more than 10% of the outstanding shares of our common stock, and (ii) all of the current officers and directors as a group. We believe that, except as noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.

Amount and

Amount and

nature of

nature of

beneficial

Percent

beneficial

ownership

of class

Name and address of beneficial owner (1)

ownership (2)

acquirable

(3)

Adam Altahawi - Class B

35,250,000

-0-

89%

Mael aircraft shareholders  Class A

2,750,000

-0-

6%

All directors and officers as a group (3 persons)  Class A

2,000,000

-0-

5%

(1)
The address of those listed is c/o TAHAWI aerospace Company, 205 D Chubb Ave, Lyndhurst, NJ 07071

(2)
Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3)
Based on 40,000,000 shares outstanding prior to this offering.

12.      INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
Mael Aircrafts shareholders
Mael Aircraft assets sales agreement with the company provides that Mael shareholders if and when the company receives $10 million or more in investments from third parties they will receive the total of five million dollars $5000,000.
In addition, Mael shareholders will receive 5.5% of the company's pre offering outstanding common shares, (the "Meal Shareholders") in the principal amount of 2,750,000 Class A shares.
The chief engineer Son Bryant
Mr. Bryant is valuable to the company since he was the original designer and chief engineer of Mael aircraft. Mr. Bryant is considered for 3% of the company common shares as per the outstanding shares pre offering, as an initial compensation do to his key in the project, the principal amount is 1,200,000 million Class A shares of the company outstanding common shares pre offering.
Directors
Mr. Franklin Ogele and Andy Altahawi will each be issued 1% of the company outstanding common Class A shares pre-offering as a compensation for their ongoing role and expertise they are providing to the company in their area of expertise, the principal amount is 400,000 shares each.
Future Transactions
All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from an unaffiliated third party. A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions, and we will maintain at least two independent directors on our board of directors to review all material transactions with affiliates.

13.      SECURITIES BEING OFFERED
Our authorized capital stock consists of two hundred million (200,000,000) shares of Class A Common Stock, par value $0.00001 per share (the "Class A Common Stock"), hundred million (100,000,000) shares of Class B Common Stock, par value $0.00001 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), fifty million (50,000,000) shares of Class C Capital Stock, par value $0.00001 per share (the "Class C Capital Stock"), and fifty million (50,000,000) shares of Preferred Stock, par value $0.00001 per share. As of September 30, 2016, we had 35,250,000 shares of Class B common stock outstanding, and two million (4,750,000) shares of Class A shares, and no preferred shares outstanding.
The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.
Common Stock
Voting Rights. (a) Voting Rights. (i)  Except as otherwise provided in the charter or the bylaws or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation. (ii) Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. (iii) Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.
Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.
Transfer Agent and Registrar
VStock Transfer, New York, NY

14.   FINANCIAL STATEMENTS

TAHAWI Aerospace Corp.
(A DEVELOPMENTAL STAGE COMPANY)
FINANCIAL STATEMENTS
For the period ended September 30, 2016

CONTENTS:

Balance Sheet as of September 30, 2016

Statement of Operations for the period from September 15, 2016 to September 30, 2016

Statements of Stockholder's Deficit for the period from September 15, 2016  to September 30, 2016

 Statements of Cash Flows for the period from September 15, 2016 to  September 30, 2016

 TAHAWI Aerospace Corp.
(A DEVELOPMENTAL STAGE COMPANY)
BALANCE SHEET
As of September 30, 2016
               Unaudited
ASSETS

September 30, 2016

$
Current Assets:

  Cash

5,000
         Total Current Assets

5,000
Other Assets:

FAA certificate, aircrafts, manufacturing facility, blue print, NASA study

100,000,000
         Total Other Assets

100,000,000
TOTAL ASSETS

105,000,000

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

Related Party Note

30,000
Total Current Liabilities

30,000
Total Liabilities

30,000

Stockholders' Equity

Common Stock, Par Value $0.0001, 100,000,000 Authorized, 40,000,000 Issued & Outstanding

5000
Additional Paid In Capital

105,000,000
Prior Accumulated Retained Earnings

0
Current net profit (loss)

0
Less: Dividends

0

Total Shareholders' Equity

105,000,000

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY

105,000,000

The accompanying notes are an integral part of these financial statements

TAHAWI Aerospace Corp.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF OPERATIONS
For the Period September 15, 2016 through September 30, 2016
                                                                                                                             Unaudited

From Sept 15, 2016 to Sept 15, 2016

Revenue

0.0

Operating expenses:

0.0
Total operating expenses

0.0

Net Profit

0.0

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders

0.00

Weighted-average number of common shares outstanding

40,000,000

The accompanying notes are an integral part of these financial statements.

TAHAWI Aerospace Corp.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S DEFICIT
for the period of September 15, 2016 to September 30, 2016

Unaudited

Common Stock
Additional Paid In Capital
Accumulated Deficit
Total Stockholder's Deficit

Shares
Amount

$
$
$
$
Beginning Balance, September 30, 2016
-
0
      105,000,000

Issuance of Common Stock $0.0001 Par Value
40,000,000
5000

Net Income (Loss)
-

0.0

Ending Balance, September 30, 2016
40,000,000
5000
105,000,000
0.0

The accompanying notes are an integral part of these financial statements.

TAHAWI Aerospace Corp.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM THE PERIOD September 15, 2016 TO September 30, 2016
                                                                                                                             Unaudited

From September 30, 2016 (Inception) to September 30, 2016

$
Cash Flows from Operating Activities

0.0
   Net Income (loss)

0.0
   Net cash used in operating activities

0.0
Total Cash Flow from Operating Activities

0.0

Cash Flows from Financing Activities

   Common Stock issued

5000
   Related Party Loan

30,000
   Net Cash Flows From Financing Activities

0.0
Total Cash Flows from Financing Activities

35,000

Net Increase In Cash

0.0

Cash - Beginning

5000
Cash - Ending

5000

The accompanying notes are an integral part of these financial statements.

Note 1.     Organization, History and Business

TAHAWI Aerospace Corp began operations in 2016, TAHAWI aerospace has acquired the assets of Mael Aircraft:  MAEL AIRCRAFT MANUFACTURING COMPANY assets consist of one FAA Type A (A Type Certificate number A6SO -  BA-42) with modifications for 2 variations of prototype airplanes, one for four passenger, twin-engine aircraft and the other for- six passenger, twin-engine aircraft. Both certificate and prototype aircraft are included in the sale along with a partially assembled plane in the construction jig, a static plane model used to superimpose load factors for stress and structure, all dies, jigs and molds utilized to fabricate the airplane parts, enough formed parts for 1-3 aircraft frames and all available raw materials. In addition, all intellectual property rights and patents associated with the aircraft as well as all available blueprints, designs, catalog and card files and books used to construct the aircraft are also included in the sale. Originally these aircraft were part of a Sam Burns/Mississippi State University study to develop lightweight fuel-efficient passenger planes that could be converted to jets in the 1970s. Both aircraft feature twin reciprocating engines utilizing semi-monologue, an all-aluminum basic frame structure with fiberglass nose, tail, wing tips, fairings and cowls, a circular fuselage at mid-wing and a tail in a low drag design that is aerodynamically smooth construction. Also, a cabin air-operated stairway entrance opens into a depressed center walkway. The tricycle landing gear is hydraulically operated as well as fully retractable. Electrically operated flaps are slotted with a long lip and large radius. This FAA Type Certificate is "immediate production" ready and reflects several years' worth of extensive engineering and investment by NASA. TAHAWI analyzed the market for the four and six passages and limited cargo aircrafts. It determined that existing aircraft are highly priced and not fuel efficient. TAHAWI believes that offering a product that 30% cheaper and cost effective in this niche markets is highly needed.

TAHAWI Aerospace is seeking to initially manufacture the two variations of its FAA certified prototype propeller aircrafts, one for four passengers, twin-engine aircraft and the other for- six passengers, twin-engine aircraft.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight-line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers' outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718").  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, "Equity-Based Payments to Non-Employees."  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

       The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share have not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of September 30, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

9/30/2016

U.S statutory rate

34.00%
Less valuation allowance

-34.00%

Effective tax rate

0.00%

The significant components of deferred tax assets and liabilities are as follows:

9/30/2016
Deferred tax assets

Net operating gain/losses

$
(30,000)

Deferred tax liability

  Net deferred tax assets

  Less valuation allowance

Deferred tax asset - net valuation allowance

$
0

Note 3.     Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of September 30, 2016.

The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period September 30, 2016 through September 30, 2016, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On September 15, 2016 the Company issued 35,250,000 of its authorized common stock to Adam Altahawi as consideration for $5000.

On September 15, 2016 the Company issued 2,750,000 of its authorized common stock to Mael shareholders as partial payment for the assets.

On September 15, 2016 the Company issued 1,200,000 of its authorized common stock to Son Bryant as partial compensation for his services.

On September 15, 2016 the Company issued 400,000 of its authorized common stock to Franklin Ogele as consideration for his services.

On September 15, 2016 the Company issued 400,000 of its authorized common stock to Andy Altahawi as consideration for his services.

Related Party Note.

None

Note 5.   Stockholders' Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of September 24th, 2016 the Company had 40,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 - Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to TAHAWI Aerospace for the period September 15, 2016 (inception) through September 30, 2016

9/30/16
Net Income (Loss)

$
0.0

Weighted-average common shares outstanding  basic:

Weighted-average common stock

40,000,000
Equivalents

    Stock options

0
    Warrants

0
    Convertible Notes

0
Weighted-average common shares

 40,000,000
outstanding-  Diluted

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

None/

Note 10.  Fiscal year-end

TAHAWI Aerospace Calendar year - 12 consecutive months beginning January 1 and ending December 31.

TAHAWI AEROSPACE CORP

15.      INDEX TO EXHIBITS
Exhibit 2.1 Certificate of Incorporation TAHAWI Aerospace Corp
Exhibit 2.2 Amendment of the Certificate of Incorporation
Exhibit 2.3 Bylaws of TAHAWI Aerospace Corp September 15, 2016
Exhibit 2.4 The initial board of meeting minutes
Exhibit 3 Form of Subscription Agreement
Exhibit 4 Assets sales agreement TAHAWI aerospace Corp/Mael Aircraft Corporation.
Exhibit 5 FAA Type Certificate number A6S0
Exhibit 6 FAA Type Certificate data sheet number A6S0
Exhibit 7 Opinion re legality
Exhibit 8 Correspondence from the CEO

      TAHAWI aerospace Corp

TAHAWI aerospace Corp
16.  SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Bergen, State of New Jersey, on October 31, 2016.

TAHAWI aerospace company

By:

Name:
 Adam Altahawi

Title:
Chief Executive Officer and Director

(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

 Oct 31, 2016
Adam Altahawi

Director and Chief Executive Officer (Principal Executive Officer), Director

 Oct 31, 2016
Andy Altahawi

Director and President, Secretary
Financial officer, Director

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